EXHIBIT 10.15
PLEDGE AND SECURITY AGREEMENT
(Membership Interest Pledge Agreement)
     This PLEDGE AND SECURITY AGREEMENT (as amended and in effect from time to time, this “Pledge Agreement”), dated as of August 1, 2008, is by each of the undersigned Persons (as defined in the Loan Agreement, as hereinafter defined) (each a “Pledgor”, and, collectively, the “Pledgors”) to and in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as agent (in such capacity, “Pledgee”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Lenders (as defined in the Loan Agreement).
W I T N E S S E T H:
     WHEREAS, each Pledgor is now the direct and beneficial owner of all of the issued and outstanding Interests (as defined below) of the limited liability companies listed on Exhibit A hereto (which may be amended, updated or otherwise modified from time to time pursuant to the terms hereof);
     WHEREAS, Pledgee and the Lenders have entered into or are about to enter into financing arrangements pursuant to which Lenders (or Pledgee on behalf of Lenders) may make loans and advances and provide other financial accommodations to Hancock Fabrics, Inc, a Delaware corporation (“Parent”), HF Merchandising, Inc., a Delaware corporation (“Merchandising”), Hancock Fabrics of MI, Inc., a Delaware corporation (“Fabrics MI”), hancockfabrics.com, Inc., a Delaware corporation (“Fabrics.com”), and Hancock Fabrics, LLC, a Delaware limited liability company (“Fabrics LLC”, and together with Parent, Merchandising, Fabrics MI and Fabrics.com, each individually a “Borrower” and collectively, “Borrowers”) as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Borrowers, certain affiliates of Borrowers, Pledgee and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, the Guarantee (as hereinafter defined) and this Pledge Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);
     WHEREAS, each Pledgor has absolutely and unconditionally guaranteed the payment and performance of the Obligations as set forth in the Guarantee, dated of even date herewith, by Pledgors in favor of Pledgee and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Guarantee”); and
     WHEREAS, in order to induce Pledgee and Lenders to enter into the Loan Agreement and the other Financing Agreements and to make loans and advances and provide other financial accommodations to Borrowers pursuant thereto, each Pledgor has agreed to secure the payment and performance of the Obligations and to accomplish same by (i) executing and delivering to

Pledgee this Pledge Agreement and (ii) delivering to Pledgee any and all other documents which Pledgee deems necessary to protect Pledgee’s and Lenders’ interests hereunder.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:
     1. DEFINITIONS All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement, and the following terms shall have the following meanings:
          (a) “Interests” shall mean all limited liability membership units, together with all voting trust certificates evidencing the right to vote the foregoing subject to any voting trust.
          (b) “Issuers” shall mean the limited liability companies now owned or hereafter acquired (whether in connection with any recapitalization, reclassification or reorganization of the capital of any such company or any successors in interest thereto) by any Pledgor, including, without limitation, the limited liability companies listed on Exhibit A attached hereto.
          (c) “Pledged Interests” shall mean all Interests of the Issuers, including, without limitation, the Interests listed on Exhibit A hereto (which may be amended, updated or otherwise modified from time to time) pledged by the Pledgors pursuant to this Pledge Agreement.
     2. GRANT OF SECURITY INTEREST
          (a) As collateral security for the prompt performance, observance and indefeasible payment in full in cash of all of the Obligations, each Pledgor hereby assigns, pledges, hypothecates, transfers and sets over to Pledgee and grants to Pledgee, for itself and for the benefit of Lenders, a security interest in and lien upon the following (collectively, the “Collateral”): (i) the Pledged Interests owned by such Pledgor and all other ownership interests of such Pledgor in any Issuer in which such Pledgor has an ownership interest, all certificates (if any) at any time representing or evidencing such ownership interests (including without limitation the membership certificate described on Exhibit A hereto) and (A) all of such Pledgor’s right, title and interest in, to and under any operating agreement to which such Pledgor is a party with respect to any such Issuer as set forth on Exhibit A hereto (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, or replaced, each an “LLC Agreement” and collectively the “LLC Agreements”), including, without limitation, all of such Pledgor’s right, title and interest as a member to participate in the operation or management of any such Issuer and all of such Pledgor’s ownership interests under any such LLC Agreement, and (B) all present and future rights of such Pledgor to receive payment of money or other distribution of payments arising out of or in connection with the Pledged Interests owned by such Pledgor and all other ownership interests and its rights under any such LLC Agreement now or hereafter owned by such Pledgor, (ii) all additional Interests of any Issuer in which such Pledgor now has an ownership interest or any other Person from time to time acquired or formed by such Pledgor in any manner (which additional Interests shall be deemed part of the Pledged Interests whether or not Exhibit A has been updated in accordance with the terms hereof) and any certificates representing such Interests, (iii) all proceeds of and to any of the property of such Pledgor described above, including, without limitation, all causes of action, claims and warranties now or hereafter held by such Pledgor in respect of any of the items listed above and (iv) such Pledgor’s books and records with respect to any of the foregoing.
          (b) This Pledge Agreement is executed only as security for the Obligations and, therefore, the execution and delivery of this Pledge Agreement shall not subject Pledgee or any Lender to, or transfer or pass to Pledgee or any Lender, or in any way affect or modify, the liability of any Pledgor under any LLC Agreement to which such Pledgor is a party or any related agreements, documents or instruments or otherwise. In no event shall the acceptance of this Pledge Agreement by Pledgee or Lenders or the exercise by Pledgee or any Lender of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation of any Pledgor to, under or in connection with any such LLC Agreement or any related agreements, documents or instruments or otherwise.
          (c) Each Pledgor agrees that the Pledgee may from time to time attach as Exhibit A hereto an updated list of the Interests, securities or other equity interests at the time pledged to the Pledgee hereunder without the consent of any Pledgor hereunder.
     3. OBLIGATIONS SECURED
     The security interest, lien and other interests granted to Pledgee (for itself and on behalf of Lenders) pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all Obligations.
     4. REPRESENTATIONS, WARRANTIES AND COVENANTS
     Each Pledgor hereby represents, warrants and covenants with and to Pledgee and Lenders the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):
          (a) The Pledged Interests owned by such Pledgor are duly authorized, validly existing, fully paid and non-assessable and constitute all of the issued and outstanding membership interests in any Issuer in which such Pledgor has an ownership interest, and such Pledgor is the registered owner of such membership interests. Such Pledgor is the holder of one hundred (100%) percent of the membership interests therein and is the sole member of any such Issuer.
          (b) The Collateral pledged by such Pledgor is directly, legally and beneficially owned by such Pledgor, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except for (i) the pledge, lien and security interest in favor of Pledgee, for itself and the benefit of Lenders and (ii) the subordinated lien permitted pursuant to Section 9.8(n) of the Loan Agreement.

          (c) The Collateral pledged by such Pledgor is not subject to any restrictions relative to the transfer thereof and such Pledgor has the right to transfer and hypothecate such Collateral free and clear of any liens, encumbrances or restrictions.
          (d) The Collateral pledged by such Pledgor is duly and validly pledged to Pledgee, for itself and for the benefit of Lenders; no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Pledge Agreement.
          (e) Such Pledgor authorizes Pledgee to: (i) store, deposit and safeguard the Collateral pledged by such Pledgor, (ii) perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of such Collateral or its value or Pledgee’s security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of such Collateral to or in Pledgee’s, or any Lender’s, own name and receiving the income therefrom as additional security for the Obligations and (iii) pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of Pledgee for reasonable care for such Collateral in Pledgee’s possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other Persons.
          (f) As of the date hereof, there are no certificates or other written instruments evidencing or representing the Pledged Interests owned by such Pledgor (except for the membership certificate(s) described on Exhibit A hereto, which certificate(s) is/are being pledged and delivered to Pledgee herewith, accompanied by an assignment of such certificate, duly endorsed by such Pledgor in blank). If at any time after the date hereof such Pledgor shall become entitled to receive or acquire, or shall receive any other membership interest certificate, or option or right with respect to any membership interests of any Issuer in which such Pledgor has an ownership interest (including without limitation, any certificate representing a distribution or exchange of or in connection with reclassification of any Pledged Interest pledged by such Pledgor) whether as an addition to, in substitution of, or in exchange for any of the Collateral pledged by such Pledgor or otherwise, such Pledgor agrees to accept same as Pledgee’s agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee’s agent or bailee in the form received, with the endorsement(s) of such Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee’s agent or bailee subject to the terms hereof, as further security for the Obligations.
          (g) The Collateral pledged by such Pledgor is not and shall not at any time hereafter be investment property or otherwise subject to Article 8 of the UCC, except as Pledgee may otherwise expressly agree.
          (h) Such Pledgor shall keep full and accurate books and records relating to the Collateral pledged by such Pledgor and stamp or otherwise mark such books and records in such manner as Pledgee may require in order to reflect the security interests granted by this Pledge Agreement.
          (i) Such Pledgor shall not, without the prior consent of Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the

Collateral pledged by such Pledgor, nor shall such Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to such Collateral.
          (j) So long as no Event of Default (as hereinafter defined) has occurred and is continuing, such Pledgor shall have the right to exercise all limited liability company rights with respect to the Collateral pledged by such Pledgor, except as expressly prohibited herein or in any of the other Financing Agreements, and to receive any distributions payable in respect of such Collateral (but subject to terms of the Loan Agreement with respect thereto).
          (k) Such Pledgor has delivered to Pledgee a true, correct and complete copy of the LLC Agreements to which such Pledgor is a party and the certificate of formation of any Issuer in which such Pledgor has an ownership interest. There are and shall be no other agreements governing the formation, organization or terms of the membership interests with respect to any such Issuer.
          (l) Such Pledgor shall not permit any Issuer in which such Pledgor has an ownership interest, directly or indirectly, to (i) issue, sell, grant, assign, transfer or otherwise dispose of, any additional membership interests of such Issuer or any option or warrant with respect to, or other right or security convertible into, any additional membership interests, now or hereafter authorized, unless all such additional membership interests, options, warrants, rights or other such securities are made and shall remain part of the Collateral pledged by such Pledgor subject to the pledge and security interest granted herein, (ii) take any action to withdraw the authority of or to limit or restrict the authority of the managers or officers of such Issuer to deal and contract with Pledgee and to bind and obligate such Issuer, or (iii) pay any interim distribution in cash or other assets to any member, except as permitted in the Loan Agreement. Any distribution by such Issuer other than as permitted in the Loan Agreement shall constitute a “wrongful distribution” for purposes of applicable law.
          (m) Such Pledgor shall promptly notify Pledgee in writing of the occurrence of any event specified in any LLC Agreement to which such Pledgor is a party or the certificate of formation of any Issuer in which such Pledgor has an ownership interest that may result in such Issuer’s dissolution or liquidation.
          (n) Such Pledgor shall not, and shall not permit any Issuer in which such Pledgor has an ownership interest, directly or indirectly, to, amend, modify or supplement any of the provisions of any LLC Agreement to which such Pledgor is a party or the certificate of formation of the applicable Issuer without the prior written consent of Pledgee if any such amendment, modification or supplement would or could affect any rights of Pledgee hereunder or under any of the other Financing Agreements or would limit or restrict the permissible activities in which such Issuer may engage.
          (o) In accordance with the LLC Agreement(s) to which such Pledgor is a party, Pledgor, as the sole member of the applicable Issuer, hereby acknowledges and agrees that Pledgee or any of its successors, assigns or designees, shall, at Pledgee’s option upon written notice to such Pledgor of Pledgee’s intent to be admitted itself (or to have any such successor, assignee or designee admitted) as a member of such Issuer at any time an Event of Default exists or has occurred and is continuing, be admitted as a member of any such Issuer without any further approval of such Pledgor and without compliance by Pledgee or any other Person with any of the conditions or other requirements of such LLC Agreement and without conferring upon any member thereof any option (whether under such LLC Agreement or otherwise) to acquire the membership interests so transferred to Pledgee, its successors, assigns, or designees. Such Pledgor agrees to take such other action and execute such further documents as Pledgee may reasonably request from time to time in order to give effect to the foregoing provisions of this Section 4.
          (p) Such Pledgor shall pay all charges and assessments of any nature against the Collateral pledged by such Pledgor or with respect thereto prior to said charges and/or assessments being delinquent.
          (q) Such Pledgor shall promptly reimburse Pledgee and Lenders, on demand, together with interest at the highest rate then applicable to the Obligations set forth in the Loan Agreement, for any charges, assessments or expenses paid or incurred by Pledgee for the protection, preservation and maintenance of the Collateral pledged by such Pledgor and the enforcement of Pledgee’s or Lenders’ rights hereunder, including, without limitation, attorneys’ fees and legal expenses incurred by Pledgee in seeking to protect, collect or enforce its rights in such Collateral or otherwise hereunder. Any such amounts paid or incurred by Pledgee shall constitute part of the Obligations secured hereby and may be charged by Pledgee to any loan account of such Pledgor maintained by Pledgee or any Lender, at its option.
          (r) Such Pledgor shall furnish, or cause to be furnished, to Pledgee such information concerning any Issuer in which such Pledgor has an ownership interest and the Collateral pledged by such Pledgor as may from time to time be required under the Loan Agreement.
          (s) Pledgee may notify any Issuer in which such Pledgor has an ownership interest or the appropriate transfer agent of the Collateral pledged by such Pledgor to register the security interest and pledge granted herein and to honor the rights of Pledgee with respect thereto.
          (t) Such Pledgor authorizes Pledgee to (i) perform any and all other acts which Pledgee deems reasonable and/or necessary for the protection and preservation of the Collateral pledged by such Pledgor or its value or Pledgee’s security interest therein and (ii) pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so (and any amounts so paid shall constitute Obligations).
          (u) Such Pledgor waives: (i) all rights to require Pledgee or Lenders to proceed against any other Person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or the Collateral until all Obligations have been indefeasibly paid in full in immediately available funds and the Loan Agreement has been terminated, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement, the Loan Agreement (to the extent applicable to this Pledge Agreement) or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the UCC. Such Pledgor agrees that the Collateral, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of such Pledgor, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee is entitled to all of the benefits of a secured party set forth in Section 9-207 of the UCC.
     5. AUTHORIZATION TO PLEDGE IN LLC AGREEMENT.
          (a) Each Pledgor hereby represents, warrants and covenants with and to Pledgee and Lenders that as of the date hereof:
               (i) each LLC Agreement to which such Pledgor is a party permits such Pledgor to pledge and assign any and all membership interests in (or other ownership interests of) the applicable Issuer (including, without limitation, the Pledged Interests owned by such Pledgor) to Pledgee, for itself and the ratable benefit of Lenders, and such LLC Agreement shall not be amended, modified, altered or changed in such a manner to limit, restrict or prevent such pledge and assignment; and
               (ii) each LLC Agreement to which such Pledgor is a party permits Pledgee and its successors, assigns and designees to be admitted to the applicable Issuer as a member thereof upon transfer of membership interests to Pledgee as provided in Section 8 hereof without compliance by Pledgee or any other Person with any of the conditions or other requirements of such LLC Agreement and without conferring upon such Issuer or any other member thereof any option to acquire the membership interests so transferred to Pledgee or its designees.
          (b) Such Pledgor agrees to take such other action and execute such further documents as Pledgee may from time to time request in order to give effect to the foregoing provisions of this Section 5.
     6. NO ASSUMPTION OF LIABILITIES.
          (a) Nothing herein shall be construed to make Pledgee or any Lender liable as a member of any Issuer, and neither Pledgee nor any Lender, by virtue of this Pledge Agreement or otherwise, shall have any of the duties, obligations or liabilities of a member of such Issuer. The parties hereto expressly agree that this Pledge Agreement shall not be construed as creating a partnership or joint venture among Pledgee or any Lender and any Pledgor and/or any Issuer.
          (b) By accepting this Pledge Agreement, Pledgee and Lenders do not intend to become a member of any Issuer or otherwise be deemed to be a co-venturer with respect to any Pledgor or any Issuer either before or after an Event of Default shall have occurred. Pledgee and Lenders shall have only those powers set forth herein and shall assume none of the duties, obligations or liabilities of any Pledgor or of a member of any Issuer. Pledgee and Lenders shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.
          (c) The acceptance by Pledgee and Lenders of this Pledge Agreement, with all of the rights, powers, privileges and authority so created, shall not at any time or in any event obligate Pledgee or any Lender to appear in or defend any action or proceeding relating to the

Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expense or perform or discharge any obligation, duty or liability hereunder or otherwise with respect to the Collateral.
     7. EVENTS OF DEFAULT
     The occurrence or existence of any Event of Default under and as defined in any of the Financing Agreements is referred to herein individually as an “Event of Default” and collectively as “Events of Default”.
     8. RIGHTS AND REMEDIES
     At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee and Lenders, whether provided under this Pledge Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, any Pledgor except as such notice or consent is expressly provided for hereunder or under the Loan Agreement (to the extent applicable to this Pledge Agreement):
          (a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct any Issuer (or the appropriate transfer agent of the Collateral) to register any or all of the Collateral in the name of Pledgee or in the name of Pledgee’s nominee and Pledgee may complete, in any manner Pledgee may deem expedient, any assignments or other documents heretofore or hereafter executed in blank by such Pledgor and delivered to Pledgee. After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise all rights with respect to the Collateral (including all voting and limited liability company rights), and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to the Collateral as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Collateral upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Collateral to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.
          (b) Upon prior written notice thereof to the applicable Issuer and the applicable Pledgor, (i) Pledgee may transfer the membership interests of such Pledgor in such Issuer into the name of Pledgee (or its successors or assignees, or designee) and (ii) Pledgee (or its successors, assignees, or designees) shall be admitted as a member of such Issuer in the place of such Pledgor.
          (c) In addition to all the rights and remedies of a secured party under the UCC or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver the Collateral or any part thereof in one or more lots at public or private sale or sales at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of the Collateral so sold at any such sale or sales, public or private, free of any right or equity of redemption in such Pledgor, which right or equity is hereby expressly waived or released by such Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all of the Collateral or in any way relating to the rights of Pledgee hereunder, including attorneys’ fees and legal expenses, shall be applied first to the satisfaction of the Obligations (in such order as Pledgee may elect and whether or not due) and then to the payment of any other amounts required by applicable law, including Section 9-615(a)(3) of the UCC, with such Pledgor to be and remain liable for any deficiency. Each Pledgor shall be jointly and severally liable to Pledgee and Lenders for the payment on demand of all such costs and expenses, together with interest at the highest rate then applicable to Obligations set forth in the Loan Agreement and any attorneys’ fees and legal expenses incurred by Pledgee. Any such amounts shall constitute Obligations under the Loan Agreement and may be charged by Pledgee to the loan account of the Borrowers maintained by Pledgee at its option. Each Pledgor agrees that ten (10) days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Collateral is to be made, is reasonable notification of such matters.
          (d) Each Pledgor recognizes that Pledgee may be unable to effect a public sale of all or part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933 (as amended and as now or hereafter in effect, the “Act”) or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Collateral for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Collateral or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Act (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell the Collateral or such part thereof by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Each Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if the Collateral were sold at public sale, and that Pledgee has no obligation to delay the sale of any the Collateral for the period of time necessary to permit any Issuer, even if such Issuer would agree, to register the Collateral for public sale under such applicable securities laws. Each Pledgor agrees that any private sales made under the foregoing circumstances shall be deemed to have been conducted in a commercially reasonable manner. If Pledgee determines in its sole discretion that it is necessary or advisable to effect a public registration of all or part of the

Pledged Interests pursuant to the Act, such Pledgor shall cooperate in all respects to effectuate such registration.
          (e) All of the rights and remedies of Pledgee and Lenders, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Loan Agreement and the other Financing Agreements, the instruments comprising the Collateral, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee or any Lender in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.
     9. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
          (a) The validity, interpretation and enforcement of this Pledge Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York without regard to principles of conflicts of law or choice of law (other than Section 5-1401 and Section 5-1402 of the General Obligations Laws of the State of New York).
          (b) Each Pledgor irrevocably consents and submits to the non exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Pledgee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against any Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against such Pledgor or its property).
          (c) Each Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by U.S. certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed immediately upon receipt thereof by such Pledgor, or, at Pledgee’s option, by service upon such Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Pledgor shall appear in answer to such process, failing which such Pledgor shall be deemed in default and judgment may be entered by Pledgee against such Pledgor for the amount of the claim and other relief requested.
          (d) PLEDGORS AND PLEDGEE EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY PLEDGOR AND PLEDGEE OR ANY

LENDER IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH PLEDGOR OR PLEDGEE MAY FILE A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          (e) Pledgee and Lenders shall not have any liability to any Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by any Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee or such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct by Pledgee or such Lender. In any such litigation, Pledgee and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement.
     10. MISCELLANEOUS
          (a) Each Pledgor agrees that at any time and from time to time upon the written request of Pledgee, such Pledgor shall execute and deliver such further documents, in form satisfactory to Pledgee, and will take or cause to be taken such further acts as Pledgee may request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Collateral pledged by such Pledgor to Pledgee hereunder.
          (b) Beyond the exercise of reasonable care to assure the safe custody of the Collateral (whether such custody is exercised by Pledgee, or Pledgee’s nominee, agent or bailee), Pledgee or Pledgee’s nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for such Collateral upon surrendering it to the applicable Pledgor or foreclosure with respect thereto.
          (c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing by deposit (postage prepaid) in the U.S. mail. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section 10):

If to any Pledgor:	c/o Hancock Fabrics, Inc.
One Fashion Way
Baldwyn, Mississippi 38824

Attention: Robert Driskell, CFO
Telephone No.: (662) 365-6112
Telecopy No.: (662) 365-6025

with a copy to:	Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
165 Madison Avenue
First Tennessee Building
Memphis, TN 38103
Attention: Sam D. Chafetz, Esq.
Telephone No.: (901) 577-2148
Telecopy No.: (901) 577-0854

If to Pledgee:	General Electric Capital Corporation, as Agent
401 Merritt 7, P.O. Box 5201
Norwalk, CT 06856-5201
Attention: Hancock Fabrics Account Manager
Telephone No.: (203) 956-4598
Telecopy No.: (203) 956-4002

with copies to:	Bingham McCutchen LLP
One Federal Street
Boston, MA 02110
Attention: Robert A. J. Barry, Esq.
Telephone No.: (617) 951-8624
Telecopy No.: (617) 951-8736

and	General Electric Capital Corporation
401 Merritt 7
Norwalk, CT 06851
Attention: Corporate Counsel — Corporate Lending
Telephone No.: (203) 956-4001
Telecopy No.: (203) 229-1800
          (d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to any Pledgor, Borrowers, any Issuer, Pledgee or any Lender pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns. The words “hereof,” “herein,” “hereunder,” “this Pledge Agreement” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 10(g) hereof or the provisions of the Loan Agreement.

          (e) This Pledge Agreement shall be binding upon each Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.
          (f) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
          (g) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee. Pledgee and Lenders shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their respective rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee or such Lender would otherwise have on any future occasion, whether similar in kind or otherwise.
          (h) This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Pledge Agreement by telefacsimile or other means of electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Pledge Agreement. Any party delivering an executed counterpart of this Pledge Agreement by telefacsimile or other means of electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Pledge Agreement.
          (i) New Subsidiaries of the Pledgors or other entities (each an “Additional Pledgor”) may hereafter become parties to this Pledge Agreement by executing a counterpart hereof or, alternatively, by executing a joinder agreement in form and substance satisfactory to Pledgee, and there shall be no need to re-execute, amend or restate this Pledge Agreement in connection therewith. Upon such execution and delivery by any Additional Pledgor, such Additional Pledgor shall be deemed to have made the representations and warranties set forth in Section 4 hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Pledgor had executed this Pledge Agreement as of the Closing Date, and Pledgee and the Lenders shall be entitled to all of the benefits of such Additional Pledgor’s obligations hereunder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each Pledgor has executed this Pledge Agreement as of the day and year first above written.

PLEDGORS HANCOCK FABRICS, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Senior Vice President and Chief Financial Officer

HF MERCHANDISING, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Senior Vice President and Chief Financial Officer

HANCOCK FABRICS OF MI, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Senior Vice President and Chief Financial Officer

HANCOCKFABRICS.COM, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Treasurer

HANCOCK FABRICS, LLC
By:	/s/ Larry D. Fair
	Name:	Larry D. Fair
	Title:	Treasurer

HF ENTERPRISES, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Vice President

HF RESOURCES, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Vice President

[Signature Page to Pledge and Security Agreement (LLCs)]

EXHIBIT A
TO
PLEDGE AND SECURITY AGREEMENT

				No. of
		Operating	Certificate	Membership	Percentage
Pledgor	Issuer	Agreement (Date)	No.	Interests	Interest Owned
HF Enterprises, Inc.	Hancock Fabrics, LLC	January 28, 2002, as amended	2	1	100%

A-1